Exhibit 16.1

January 5, 2010

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

RE: China Baicaotang Medicine Limited (f/k/a Purden Lake Resource Corp.)

Ladies and Gentlemen:

We have read the statements made by China Baicaotang Medicine Limited (f/k/a Purden Lake Resource Corp.) in Item 4.01 of the current report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2010.  We agree with the statements contained therein concerning our firm.

Very truly yours,

/s/ Bernstein & Pinchuk LLP